Exhibit 99.1

Westrock Coffee Reports Fourth Quarter and Full Year 2022 Results and Provides 2023 Outlook

Net Sales for the Fourth Quarter and Full Year 2022 Increase by 20% and 24%, Respectively

Net Loss of $55.5 Million and Adjusted EBITDA of $60.1 Million for the Full Year 2022, Representing Adjusted EBITDA Growth of 27%

Strategic Acquisition of West Coast-Based Bixby Coffee Expands Influencer Marketing Sales Channel

Adjusted EBITDA Expected to Grow 10% to 25% in Fiscal 2023

Little Rock, Ark. (March 14, 2023) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or “the Company”) today reported financial results for the fourth quarter and full year 2022.

Scott T. Ford, CEO and Co-founder stated, “We are pleased to announce strong growth in net sales, gross profit and Adjusted EBITDA for full year 2022. I am very grateful to the team for their near heroic efforts that delivered record annual results, even as they dealt with the damaging macroeconomic challenges of an inflation surge and record gasoline prices, while simultaneously contending with internal capacity constraints and increased operating expenses brought about by the late arrival of critical manufacturing equipment in both our single serve cup and extracts units. As we turn to 2023 with the requisite equipment to meet our legacy customers’ demands now operational, we are focused on continuing to scale our existing capabilities in service to our customers. Among our top priorities is delivering our Conway, Arkansas extract and ready-to-drink facility on time and on budget, the benefits of which will be material to our business.”

Full Year 2022 Highlights

●	Consolidated net sales were $867.9 million for the year ended December 31, 2022, an increase of $169.7 million, or 24%, compared to the year ended December 31, 2021.
●	Consolidated gross profit was $152.8 million for the year ended December 31, 2022, and included $3.5 million of non-cash mark-to-market losses, compared to $145.4 million for the year ended December 31, 2021, which included $3.6 million of non-cash mark-to-market gains.
●	Net loss was $55.5 million for the year ended December 31, 2022, compared to a net loss of $21.3 million for the year ended December 31, 2021. The $55.5 million net loss for the year ended December 31, 2022 included $13.2 million of acquisition, restructuring and integration expense, $29.7 million of non-cash expense from the change in fair value of warrant liabilities, and $5.9 million of interest expense related to the early extinguishment of debt. Net loss of $21.3 million for the year ended December 31, 2021 included $8.8 million of acquisition, restructuring and integration expense.
●	Adjusted EBITDA was $60.1 million for the year ended December 31, 2022, an increase of $12.9 million, or 27%, compared to the year ended December 31, 2021.
●	At December 31, 2022, the Company had approximately $192 million of unrestricted cash and undrawn borrowings under its revolving credit facility, and the Company’s consolidated leverage ratio was 2.9x based on net debt to fourth quarter annualized Adjusted EBITDA.
●	Beverage Solutions segment contributed $685.3 million of net sales and $54.0 million of Adjusted EBITDA for the year ended December 31, 2022, compared to $551.0 million and $41.5 million, respectively, for the year ended December 31, 2021. This represents net sales growth of 24%, and Adjusted EBITDA growth of 30%.

●	Sustainable Sourcing & Traceability (“SS&T”) segment, net of intersegment revenues, contributed $182.6 million and $6.1 million of Adjusted EBITDA for the year ended December 31, 2022, compared to $147.1 million and $5.7 million, respectively, in the year ended December 31, 2021. This represents net sales growth of 24%, and Adjusted EBITDA growth of 7%.

Fourth Quarter Highlights

●	Consolidated net sales were $227.7 million for the fourth quarter of 2022, an increase of $37.3 million, or 20%, compared to the fourth quarter of 2021.
●	Consolidated gross profit for the fourth quarter of 2022 was $34.3 million and included $2.7 million of non-cash mark-to-market losses, compared to consolidated gross profit of $39.7 million for the fourth quarter of 2021, which included $1.6 million of non-cash mark-to-market gains.
●	Net loss for the period was $31.9 million compared to a net loss of $5.2 million for the same period in 2021. The $31.9 million net loss for the fourth quarter of 2022 included $4.4 million of acquisition, restructuring and integration expense and $24.5 million of non-cash expense from the change in fair value of warrant liabilities. Net loss of $5.2 million for the fourth quarter of 2021 included $5.1 million of acquisition, restructuring and integration expense.
●	Adjusted EBITDA was $17.5 million for the fourth quarter of 2022, an increase of $3.3 million, or 23%, compared to the fourth quarter of 2021.
●	Beverage Solutions segment contributed $192.6 million of net sales and $15.2 million of Adjusted EBITDA for the fourth quarter of 2022, compared to $150.5 million and $11.5 million, respectively, for the fourth quarter of 2021. This represents net sales growth of 28%, and Adjusted EBITDA growth of 31%.
●	SS&T segment, net of intersegment revenues, contributed $35.1 million and $2.3 million of Adjusted EBITDA for the fourth quarter of 2022, compared to $39.9 million and $2.7 million, respectively, for the fourth quarter of 2021.

Business Highlights

●	As previously announced, on February 14, 2023, the Company amended its existing $350 million credit agreement to establish a new class of incremental term loan commitments in the form of a senior secured delayed draw term loan credit facility in the aggregate principal amount of $50 million.
●	As previously announced, on February 28, 2023, the Company completed the acquisition of Bixby Roasting Co. (“Bixby”), a specialty-grade roaster that is a leader in the emerging influencer-led brand space. The acquisition, which includes Bixby’s roasting facility in Los Angeles, CA, allows Westrock Coffee to continue to expand its omnichannel product marketing and development resources as we capitalize on shifting consumer consumption trends toward consumption associated with personal brands. Bixby co-founders Miles Fisher and Remington Hotchkis both joined the Westrock Coffee senior management team as part of the transaction. The terms of the transaction were not disclosed.

2023 Outlook

The Company expects consolidated Adjusted EBITDA to grow 10% to 25% in fiscal 2023, representing a range of $66 million to $75 million. This guidance is an estimate of what the Company believes is realizable as of the date of this release, and actual results may vary from this guidance and the variations may be material. Management will provide additional details regarding the 2023 outlook on the earnings results call later today.

The Company is not readily able to provide a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments of derivatives and the change in fair value of warrant liabilities, among others.

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Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register at https://register.vevent.com/register/BIf11007e0a18c4ff597d397caa8144f73 and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com/. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from 35 origin countries.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2023 financial outlook, certain plans, expectations, goals, projections, and statements about the benefits of the build-out of the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objections, expectations, and intentions of Westrock Coffee, the anticipated benefits of the acquisition of Bixby, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or has difficulty successfully integrating acquired companies, including Kohana Coffee, LLC and Bixby; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas facility; the loss of significant customers; and those factors discussed in Westrock Coffee’s registration statement on Form S-1, which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on September 20, 2022, under the heading “Risk Factors”, and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

ICR for Westrock: Westrock@icrinc.com

Investor Relations:

ICR for Westrock: WestrockIR@icrinc.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$16,838	$19,344
Restricted cash	9,567	3,526
Accounts receivable, net of allowance for credit losses of $3,023 and $3,749, respectively	101,639	85,795
Inventories	144,149	109,166
Derivative assets	15,053	13,765
Prepaid expenses and other current assets	9,166	6,410
Total current assets	296,412	238,006

Property, plant and equipment, net	185,206	127,613
Goodwill	113,999	97,053
Intangible assets, net	130,886	125,914
Other long-term assets	18,023	4,434
Total Assets	$744,526	$593,020

LIABILITIES, CONVERTIBLE PREFERRED SHARES, REDEEMABLE UNITS, AND SHAREHOLDERS' EQUITY (DEFICIT)
Current maturities of long-term debt	$11,504	$8,735
Short-term debt	42,905	4,510
Short-term related party debt	—	34,199
Accounts payable	116,675	80,405
Derivative liabilities	7,592	14,021
Accrued expenses and other current liabilities	35,772	26,370
Total current liabilities	214,448	168,240

Long-term debt, net	162,502	277,064
Subordinated related party debt	—	13,300
Deferred income taxes	14,355	25,515
Warrant liabilities	55,521	—
Other long-term liabilities	11,035	3,028
Total liabilities	457,861	487,147

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,588 shares issued and outstanding, $11.50 liquidation value	274,936	—
Series A Redeemable Common Equivalent Preferred Units: $0.00 par value, 222,150 units authorized, no units and 222,150 units issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	264,729
Series B Redeemable Common Equivalent Preferred Units: $0.00 par value, 17,000 units authorized, no units and 17,000 units issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	17,142

Shareholders' Equity (Deficit) (1)
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 75,020 shares issued and outstanding at December 31, 2022; $0.00 par value, 39,389 shares authorized, 34,523 shares issued and outstanding at December 31, 2021	750	345
Additional paid-in-capital	342,664	60,628
Accumulated deficit	(328,042)	(251,725)
Accumulated other comprehensive income (loss)	(6,103)	12,018
Total shareholders' equity (deficit) attributable to Westrock Coffee Company	9,269	(178,734)
Noncontrolling interest	2,460	2,736
Total shareholders' equity (deficit)	11,729	(175,998)

Total Liabilities, Convertible Preferred Shares, Redeemable Units and Shareholders' Equity (Deficit)	$744,526	$593,020

(1) Retroactively adjusted for de-SPAC merger transaction.

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands, except per share data)	2022	2021	2022	2021
Net sales	$227,723	$190,392	$867,872	$698,144
Costs of sales	193,426	150,741	715,107	552,721
Gross profit	34,297	39,651	152,765	145,423

Selling, general and administrative expense	28,653	32,197	129,985	128,506
Acquisition, restructuring and integration expense	4,423	5,063	13,169	8,835
Loss on disposal of property, plant and equipment	187	390	935	243
Total operating expenses	33,263	37,650	144,089	137,584
Income from operations	1,034	2,001	8,676	7,839

Other (income) expense
Interest expense	5,232	8,266	35,497	32,549
Change in fair value of warrant liabilities	24,460	—	29,675	—
Other, net	(361)	90	(1,146)	(34)
Loss before income taxes	(28,297)	(6,355)	(55,350)	(24,676)
Income tax expense (benefit)	3,622	(1,129)	111	(3,368)
Net loss	$(31,919)	$(5,226)	$(55,461)	$(21,308)
Net (loss) income attributable to non-controlling interest	(319)	206	(276)	639
Net loss attributable to shareholders	(31,600)	(5,432)	(55,185)	(21,947)
Accretion of convertible preferred stock	(1,316)	—	(1,316)	—
Loss on extinguishment of Redeemable Common Equivalent Preferred Units, net	—	—	(2,870)	—
Common equivalent preferred dividends	—	—	(4,380)	—
Accumulating preferred dividends	—	(6,251)	(13,882)	(24,208)
Net loss attributable to common shareholders	$(32,916)	$(11,683)	$(77,633)	$(46,155)

Loss per common share(1):
Basic	$(0.44)	$(0.34)	$(1.60)	$(1.34)
Diluted	$(0.44)	$(0.34)	$(1.60)	$(1.34)

Weighted-average number of shares outstanding(1):
Basic	74,038	34,523	48,444	34,472
Diluted	74,038	34,523	48,444	34,472

(1) Retroactively adjusted for de-SPAC merger transaction.

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(Thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(55,461)	$(21,308)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,210	25,501
Equity-based compensation	2,631	1,223
Paid-in-kind interest added to debt principal	295	1,777
Provision for credit losses	1,790	439
Amortization of deferred financing fees included in interest expense	1,726	1,840
Write-off of unamortized deferred financing fees	4,296	—
Loss on debt extinguishment	1,580	—
Loss on disposal of property, plant and equipment	935	243
Mark-to-market adjustments	3,502	(3,585)
Change in fair value of warrant liabilities	29,675	—
Foreign currency transactions	667	492
Deferred income tax (benefit) expense	(2,037)	(3,448)
Other	1,204	—
Change in operating assets and liabilities:
Accounts receivable	(16,789)	(20,102)
Inventories	(45,083)	(16,543)
Derivative assets and liabilities	(22,937)	14,860
Prepaid expense and other assets	(15,476)	(401)
Accounts payable	27,646	18,724
Accrued liabilities and other	998	3,165
Net cash provided by (used in) operating activities	(56,628)	2,877
Cash flows from investing activities:
Additions to property, plant and equipment	(63,261)	(25,115)
Additions to intangible assets	(167)	(321)
Acquisition of business, net of cash acquired	(14,885)	—
Proceeds from sale of property, plant and equipment	4,144	2,789
Net cash used in investing activities	(74,169)	(22,647)
Cash flows from financing activities:
Payments on debt	(438,571)	(111,313)
Proceeds from debt	328,539	119,740
Proceeds from related party debt	11,700	—
Debt extinguishment costs	(1,580)	—
Payment of debt issuance costs	(6,007)	(1,426)
Proceeds from de-SPAC merger and PIPE financing	255,737	—
Payment of common equity issuance costs	(23,998)	—
Payment of preferred equity issuance costs	(1,250)	—
Net proceeds from repurchase agreements	14,588	—
Common equivalent preferred dividends	(4,380)	—
Payment of taxes for net share settlement of equity awards	(477)	(162)
Proceeds from exercise of stock options	375	—
Proceeds from the issuance of common equivalent preferred units	—	17,000
Net cash provided by financing activities	134,676	23,839
Effect of exchange rate changes on cash	(344)	149
Net increase in cash and cash equivalents and restricted cash	3,535	4,218
Cash and cash equivalents and restricted cash at beginning of period	22,870	18,652
Cash and cash equivalents and restricted cash at end of period	$26,405	$22,870

Westrock Coffee Company

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2022	2021	2022	2021
Net loss	$(31,919)	$(5,226)	$(55,461)	$(21,308)
Interest expense	5,232	8,266	35,497	32,549
Income tax expense (benefit)	3,622	(1,129)	111	(3,368)
Depreciation and amortization	6,428	7,115	24,210	25,501
EBITDA	(16,637)	9,026	4,357	33,374
Acquisition, restructuring and integration expense	4,423	5,063	13,169	8,835
Change in fair value of warrant liabilities	24,460	—	29,675	—
Management and consulting fees (S&D Coffee, Inc. acquisition)	833	1,591	3,868	6,382
Equity-based compensation	1,447	305	2,631	1,223
Mark-to-market adjustments	2,709	(1,606)	3,502	(3,585)
Loss on disposal of property, plant and equipment	187	390	935	243
Other	31	(566)	1,916	702
Adjusted EBITDA	$17,453	$14,203	$60,053	$47,174

Beverage Solutions	$15,175	$11,544	$53,951	$41,468
Sustainable Sourcing & Traceability	2,278	2,659	6,102	5,706
Total of Reportable Segments	$17,453	$14,203	$60,053	$47,174

Westrock Coffee Company

Reconciliation of Segment Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2022	2021	2022	2021
Net Sales
Beverage Solutions	$192,591	$150,507	$685,303	$551,013
Sustainable Sourcing & Traceability[1]	35,132	39,885	182,569	147,131
Total of Reportable Segments	$227,723	$190,392	$867,872	$698,144

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2022	2021	2022	2021
Gross Profit
Beverage Solutions	$32,297	$33,171	$140,692	$127,699
Sustainable Sourcing & Traceability	2,000	6,480	12,073	17,724
Total of Reportable Segments	$34,297	$39,651	$152,765	$145,423

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2022	2021	2022	2021
Adjusted EBITDA
Beverage Solutions	$15,175	$11,544	$53,951	$41,468
Sustainable Sourcing & Traceability	2,278	2,659	6,102	5,706
Total of Reportable Segments	$17,453	$14,203	$60,053	$47,174

1 - Net of intersegment revenues

Non-GAAP Financial Measures

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. Additionally, we use these non-GAAP financial measures in evaluating the performance of our segments, to make operational and financial decisions and in our budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.